UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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GB Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
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GB SCIENCES, INC.
3550 W. Teco Avenue
Las Vegas, Nevada 89118

July 31, 2017

Dear Shareholder:

You are cordially invited to attend the annual meeting of the shareholders of GB Sciences, Inc., a Delaware corporation ("GB Sciences"), to be held at 10:00 a.m. Pacific time on Wednesday, October 25, 2017, at the principal executive offices of GB Sciences, 3550 W. Teco Avenue, Las Vegas, Nevada 89118.  Information about the annual meeting and the matters to be voted on is given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

GB Sciences is pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to shareholders on the Internet.  We believe these rules allow us to provide you with the information you need while lowering our costs.  We have posted our proxy materials on the Internet at www.colonialstock.com/GrowBlox2017.    You may view these materials and cast your vote online or by telephone by following the instructions provided on the website.  You may also request a paper or email copy of the proxy materials and a proxy card, or download the form of proxy card from the Internet, by which you may vote personally or by mail.

YOUR VOTE IS IMPORTANT.  Regardless whether you expect to attend the annual meeting, please vote promptly by proxy as soon as possible as instructed in the accompanying proxy.  If you decide to attend the annual meeting, you may revoke your proxy and vote your shares in person.

As always, we appreciate your loyalty and support as a shareholder of GB Sciences.

Sincerely,

John Poss
Chief Executive Officer

GB SCIENCES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Wednesday, October 25, 2017

TO THE SHAREHOLDERS OF GB SCIENCES, INC.:

NOTICE is hereby given that the annual meeting (the "Meeting") of the shareholders of GB Sciences, Inc., a Delaware corporation ("we," "us," "GB Sciences," or the "Corporation"), will be held at 10:00 a.m. Pacific time on Wednesday, October 25, 2017, at the principal executive offices of GB Sciences, 3550 W. Teco Avenue, Las Vegas, Nevada 89118, to ratify the appointment of Soles, Heyn & Company LLP. as our independent registered public accounting firm for the fiscal year ended March 31, 2018.

Shareholders of record at the close of business on September 1, 2017, will be entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.  The accompanying proxy is solicited by the Board of Directors.  All of the above matters are more fully described in the accompanying Proxy Statement, into which this Notice is incorporated by reference.

Shareholders are cordially invited to attend the Meeting in person.  Whether or not you expect to attend the Meeting, you are urged to vote promptly by proxy as soon as possible over the Internet or by telephone.  FOR SPECIFIC VOTING INSTRUCTIONS, PLEASE REFER TO THE INFORMATION PROVIDED IN THE ACCOMPANYING PROXY STATEMENT, THE PROXY CARD OR THE INSTRUCTIONS PROVIDED VIA THE INTERNET.  YOU MAY ALSO REQUEST A PAPER OR EMAIL COPY OF THE PROXY STATEMENT AND PROXY CARD, OR DOWNLOAD THE FORM OF PROXY CARD FROM THE INTERNET, FROM WHICH YOU MAY VOTE PERSONALLY OR BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on October 25, 2017.  The Corporation's Proxy Statement and Annual Report on Form 10-K are available online at www.colonialstock.com/GrowBlox2017.

BY ORDER OF THE BOARD OF DIRECTORS

John Poss
Chief Executive Officer

July 31, 2017

GB SCIENCES, INC.
3550 W. Teco Avenue
Las Vegas, Nevada 89118

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held Wednesday, October 25, 2017

INFORMATION CONCERNING SOLICITATION AND VOTING AT THE ANNUAL MEETING

Security Holders Entitled to Vote

Holders of shares of common stock, par value $.0001 per share of GB Sciences, Inc., a Delaware corporation ("we," "us," "GB Sciences" or the "Corporation"), of record at the close of business on September 1, 2017 (the "Record Date"), will be entitled to vote at the annual meeting of shareholders to be held at 10:00 a.m. Pacific time on Wednesday, October 25, 2017, at the principal executive offices of GB Sciences, and at any subsequent time which may be necessary by the postponement or adjournment thereof (the "Meeting").  Our principal executive offices are located at 3550 W. Teco Avenue, Las Vegas, Nevada 89118, and our telephone number is (866) 721-0297.

This proxy statement (the "Proxy Statement"), together with the Notice of Annual Meeting of Shareholders, the enclosed proxy card, and the accompanying 2017 Annual Report on Form 10-K, was first made available to shareholders on or about September 15, 2017.

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board and our Board committees, the compensation of our directors and current executive officers for fiscal 2017, and other required information.

There are no dissenters' rights available in connection with any of the matters to be voted on at the Annual Meeting.

Voting of Proxies

If a proxy is properly voted or executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with any specifications made therein.  If you do not indicate instructions on your proxy, then your shares will be voted as follows:

•
"FOR" the ratification of Soles, Heyn & Company LLP as our independent registered public accounting firm for the fiscal year ended March 31, 2018, as more fully described in the section herein entitled "Proposal 1."

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm will be unable to vote your shares in the election of directors or with regard to the approval of the amendment to our certificate of incorporation.

Quorum and Vote Required

A majority of the outstanding shares of common stock entitled to be voted as of the close of business on the Record Date, present in person or by proxy, is necessary to constitute a quorum to transact business at the Meeting.  Approval of the ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of those shares present in person or represented by proxy and voting on that proposal at the Annual Meeting.

Abstentions and Broker Non-votes

Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to a particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions are counted in tabulations of the votes cast on proposals presented to the shareholders and have the same legal effect as a vote against a particular proposal.  Broker non-votes are not counted for purposes of determining whether a proposal has been approved by the requisite shareholder vote.

If you hold shares through a brokerage firm, bank, dealer or other nominee, then you are a holder of shares in "street name." If you hold your shares beneficially in "street name," you must review the voting form used by that firm and follow the voting instructions you receive from the broker or other nominee. If you hold shares in street name and do not provide your broker or other nominee with voting instructions, your shares may constitute broker "non-votes," which occur when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. These matters are referred to as "non-routine" matters.

All of the matters scheduled to be voted on at the Annual Meeting are considered "routine."

Electronic Availability of Proxy Materials

Under rules adopted by the Securities and Exchange Commission (the "SEC"), GB Sciences is making this Proxy Statement, GB Sciences' Annual Report on Form 10-K for the fiscal year ended March 31, 2017, and the proxy card available on the Internet instead of mailing a printed copy of these materials to each shareholder. Shareholders who received a Notice of Internet Availability of Proxy Materials (the "Notice") by mail will not receive a printed copy of these materials other than as described below.  Instead, the Notice contains instructions as to how shareholders may access and review all of the important information contained in the materials on the Internet, including how shareholders may submit proxies over the Internet or by telephone.

If you received the Notice by mail and would prefer to receive a printed copy of GB Sciences' proxy materials, please follow the instructions for requesting printed copies included in the Notice.  GB Sciences encourages you to take advantage of the availability of the proxy materials on the Internet.

The accompanying proxy is being solicited by the Board of Directors.  The entire cost of this solicitation will be paid by us.  In addition, we may reimburse brokerage firms and others for their expenses in forwarding solicitation materials regarding the Meeting to beneficial owners.  In addition to solicitation by mail, officers and regular employees of the Corporation may solicit proxies from shareholders by telephone, facsimile, electronic mail or personal interview.  Such persons will receive no additional compensation for such services.

Methods of Voting

You may vote over the Internet, by telephone, by mail or in person at the Meeting.

Voting over the Internet.  You may vote via the Internet.  The website address for Internet voting is provided on your Notice and proxy card.  You will need the control number appearing on your Notice and proxy card to vote via the Internet.  You may use the Internet to transmit your voting instructions up until 1:00 am, Pacific time, on October 25, 2017.  Internet voting is available 24 hours a day.  If you vote via the Internet you do not need to vote by telephone or return a proxy card.

Voting by Telephone.  You may vote by telephone by calling the toll-free telephone number provided on your proxy card.  You will need to use the control number appearing on your Notice and proxy card to vote by telephone.  You may transmit your voting instructions from any touch-tone telephone up until 1:00 a.m., Pacific time, on October 25, 2017.  Telephone voting is available 24 hours a day.  If you vote by telephone you do not need to vote over the Internet or return a proxy card.

Voting by Mail.  You may request a copy of this proxy statement and proxy card in paper or by email, and vote by marking, dating and signing the proxy card and mailing it to us.  You may also download the proxy card off the Internet and mail it to us.  Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Meeting.

Voting in Person at the Meeting.  If you attend the Meeting and plan to vote in person, we will provide you with a ballot at the Meeting.  If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Meeting.  If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name.  As a beneficial owner, if you wish to vote at the Meeting you will need to bring to the Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Revocability of Proxies

You may revoke your proxy at any time before it is voted at the Meeting.  To do this, you must timely:

•	Enter a new vote over the Internet or by telephone, or by signing and returning a replacement proxy card;

•	Provide written notice of revocation to our Corporate Secretary at the address provided in this proxy statement; or

•	Attend the Meeting and vote in person.

If you attend the Meeting but do not vote, your previous proxy will not be revoked.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy.  This information will not be disclosed, except as required by law.

Additional Proposals

Other than the proposal described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting.  If you grant a proxy, the persons named as proxy holders, John Poss and Ksenia Griswold, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.  If for any reason any of our nominees is no longer a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.
Householding of Proxy Materials

In a further effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called "householding."  Under this practice, shareholders who have the same address and last name will receive only one paper copy of the Notice, unless one or more of these shareholders notifies us that he or she wishes to continue receiving individual copies.  If: (1) you share an address with another shareholder and received only one Notice, and would like to request a separate paper copy of the Notice; or (2) you share an address with another shareholder and together you would in the future like to receive only a single paper copy of the Notice, please notify our Corporate Secretary by mail at 3550 W. Teco Avenue, Las Vegas, Nevada 89118 or by telephone at (866) 721-0297.

Shares that may be Voted

You may vote all shares owned by you as of the close of business on September 1, 2017, the record date for the Annual Meeting, whether such shares are held of record or beneficially.  There is no cumulative voting.  On the record date, GB Sciences had outstanding 127,746,691 shares of common stock.  A holder of common stock is entitled to one vote for each share of common stock held on the record date for each of the Proposals.  The inspector of elections will be our transfer agent, Colonial Stock Transfer.   We intend to announce preliminary results of voting at the Annual Meeting and publish the final results in a Form 8-K filed with the SEC shortly after our Annual Meeting.

Questions about Stock Ownership

Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Colonial Stock Transfer Company, Inc.
66 Exchange Place, 1st Floor
Salt Lake City, Utah  84111
(801) 355-5740

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Directors, Executive Officers, and Significant Employees

Biographical summaries concerning the current directors who are each a director nominee and the Corporation's executive officers are shown below. None of the directors or officers are related to each other.  Each officer is appointed by, and serves at the pleasure of, the Board subject to the terms of their respective employment agreements with the Corporation, if any.   We have a staggered Board.

Name	Age	Position with GB
John Poss	69	Chief Executive Officer, Chief Operating Officer and Chairman of the Board of Directors
Dr. Andrea Small-Howard	48	Chief Science Officer and Director
Leslie Bocskor	52	Chairman of the Audit and Compensation Committees and Vice Chairman of the Board of Directors
Shane Terry	38	Member of the Audit and Compensation Committees and Director
Ksenia Griswold	34	Vice President and Chief Financial Officer

John Poss, Chief Executive Officer, Chief Operating Officer, and Chairman of the Board

Effective April 29, 2016, The Board of Directors elected John Poss to serve as Chief Executive Officer. Mr. Poss served as the CFO of the Company August, 2015 and its COO since December 31, 2015.  He resigned his position as CFO on August 4, 2016.

Effective May 8, 2017, following the retirement of Craig Ellins, our Chief Innovation Officer and Chairman of the Board, Mr. Poss, replaced Mr. Ellins as Chairman of the Board.

Mr. Poss has over 30 years of experience working as a consultant to companies facing major transitions and transformations. Mr. Poss began his career in the Washington, D.C. office of Arthur Andersen & Co. and has served as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Technology Officer of both public and private companies in such diverse industries as homebuilding, mining, telecommunications, manufacturing, logistics, construction lending and mortgage banking. For the past twenty months prior to joining Growblox, Mr. Poss served as Chief Executive Officer of Experiential Teaching Online Corp., an educational content developer and for four years prior thereto owned and operated his own consulting firm. Mr. Poss has also has worked extensively internationally, successfully negotiating agreements in countries throughout Asia, Europe and the Americas. Mr. Poss graduated from the University of Texas in 1974 with a degree in accounting.

Dr. Andrea Small-Howard, PhD, MBA, Chief Science Officer and Director

Dr. Small-Howard was appointed as our Chief Science Officer and as a member of our board of directors on June 10, 2014 and has served continuously in both positions since that time. As the Chief Science Officer, her goal is to create and maintain a novel cannabinoid therapy pipeline based on the Company's proprietary technology suite, direct research & development efforts, facilitate clinical research partnerships, guide product commercialization strategies, develop corporate cannabis education programming, and create corporate messaging around our novel drug discovery process.

From January, 2012 to present, she has served as a Director on the Board of Directors at The Center for Healthcare Innovation, "CHI". CHI is a non-profit, non-partisan, and independent organization committed to serving as a catalyst for stimulating ideas, people, companies, and institutions to collaborate and achieve excellence in healthcare innovation, particularly in the biotechnology, medical device, nanotechnology, and pharmaceutical sectors. Her board level responsibilities at CHI have included shaping and supporting the evolving mission of this dynamic group. She has also been on the planning committee for their annual "Emerging Markets in the Life Sciences" seminar series, which is now in its 5th consecutive year.

From July 2011 to June 2014, Dr. Small-Howard was the Founder and President of International Biotechnology Solutions, a management consulting firm that created customized, cost-effective commercialization solutions for viable yet abandoned biopharmaceutical products. International Biotechnology Solutions provided management consulting with a focus on assisting US biotech companies with products that could be commercialized within the Asia-Pacific region. Dr. Small-Howard she successfully completed projects within the areas of business development, corporate alliance building, product commercialization, due diligence reporting on medical marijuana companies, corporate restructuring, and management of successful fund raising campaigns.

From June 2011 to March 2013, she served as a Director on the Board of Directors (President for part of that time), for the Ceremax Investment Corporation. The Ceremax Investment Group was established by members of the USC EMBA Class XXV to pool its financial and intellectual resources to identify investment opportunities. During her tenure at Ceremax, Dr. Small Howard reviewed and approved capital and resource investments in promising start-up or scale-up phase private companies.

From November, 2008 to July, 2011, she served as the Vice President of Scientific Oversight for the Radient Pharmaceutical Corporation, a vertically-integrated biopharmaceutical research, development and manufacturing corporation with operations in both the US and China. Dr. Small-Howard provided oversight for global product development in multiple international business divisions. She authored and/or attained 12 patents & 3 trademarks on proprietary cancer tests, cancer (gene) therapies, cosmeceuticals, and animal models. She achieved numerous regulatory approvals for cancer tests, cancer therapies, pharmaceuticals, and cosmeceutical products with the United States FDA, Health Canada and other foreign ministries of health. She initiated and/or nurtured five international, collaborative, cancer research trial programs with universities and that yielded 7 publications supporting cancer products, and supervised the Quality Management Systems for an ISO 13485/cGMP compliant medical device manufacturing facility in the US; as well as the regulated manufacturing facilities in China. She also led and participated in internal and US FDA, CDPH, CE Mark/ISO 13485, and CMDR audits of Radient's Quality Management System.

Leslie Bocskor, Vice Chairman of the Board and Chairman of the Audit and Compensation Committees

Effective May 8, 2017, Mr. Bocskor was appointed as Vice Chairman of the Board.

In the burgeoning cannabis economy, Leslie Bocskor has emerged as one of the most influential and respected global advisors for business, policy and social reform, using his unique lens and understanding of what is, what will be, and what is needed -- based on decades of success in the trenches of investment banking and entrepreneurship in disruptive industries.  With his rare combination of financial market experience and business sensibilities, he is beloved by policy makers and growers, technologists and scientists, doctors and patients alike, curating the unrivaled network necessary to shepherd them all into achieving goals and prosperity.

The advisory firm he founded, Electrum Partners, works with leading companies around the globe in the hemp, legal medical cannabis, recreational cannabis, cannabis based pharmaceuticals, cannabis based nutraceuticals and supplements, technology, retails sales, processing, cultivation, ecommerce, unique brands, edibles manufacturing, intellectual property, finance and banking.  The firm is sought after to deliver high-level strategies for profitability and shareholder value, and to bring together critical partnerships and solutions that contribute positively to further develop the cannabis business ecosystem.  The company maintains relationships with key industry groups including MPP, DPA, NCIA, The ArcView Group, Red Estatal de Mujeres Antiprohibicionistas and Women Grow.

In position to provide perspective and guidance as to how the dots will be connected as the industry takes shape, Mr. Bocskor's contributions have already had substantial impact.  He was bestowed with the 2015 ArcView Group Outstanding Member Award, and was named 2015 CEO of the Year by The Weed Blog, one of the industry's most-trafficked media sites.  Bocskor is the founding chairman of the Nevada Cannabis Industry Association and in November 2014, Mr. Bocskor was ranked 58th of 100 Most Influential People in the Cannabis industry by Cannabis Business Executive Magazine and was soon after the subject of a Newsweek's Special Edition Weed 2.0.Magazine feature article, "A Future Gold Mine," and featured on CNBC's special coverage of the Marijuana business economy among hundreds of news features and commentaries.

Share Terry, Director and Member of Audit and Compensation Committees

Mr. Terry is an independent consultant provides advisory services to Medical Marijuana Establishments (MME's) in Nevada and other states. He served as a CEO of NuVeda NMS, LLC, a company that operates marijuana dispensaries in Nevada, from 2013 until 2016. He is also a former President of the Nevada Dispensary Association Mr. Terry is a decorated veteran of the United States Air Force, whose 15-year career as an Officer and F-16 fighter pilot included earning two Air Medals for combat action over Iraq and Afghanistan while leading his team to three Air Force Outstanding Unit awards from 2006-2009.

Ksenia Griswold, Vice President and Chief Financial Officer

Ms. Griswold has been serving as the controller of the Company since November, 2015, and was appointed Chief Financial Officer on August 4, 2016.  For the five years prior to November, 2015, beginning in October, 2010, she worked in the Las Vegas, Nevada office of Ernst & Young, LLP.  At the time of her departure from Ernst & Young, she was audit manager.

CORPORATE GOVERNANCE

Director Independence

Two of our directors, Leslie Bocskor and Shane Terry, are independent directors.  The remaining three are not.  The definition the Company uses to determine whether a director is independent is NASDAQ Rule 4200(a)(15).

Board Meetings

All directors elected or appointed to our Board hold office until the next annual meeting of stockholders following the expiration of their board term and the election of their successors. During the fiscal year ended March 31, 2017, our Board held four meetings, and each director who was in office at that time attended at least 75% of such meetings.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by Board members at the Annual Meeting of stockholders, directors are strongly encouraged to attend Annual Meetings of stockholders. All of our directors are expected to attend the upcoming Annual Meeting.

Board Leadership Structure

The Board believes that John Poss service as Chairman of the Board is in the best interest of GB and its shareholders. Mr. Poss possesses detailed knowledge of the priorities, opportunities and challenges facing GB, and is well positioned to develop an agenda and strategic vision that ensure that the Board's time and attention are focused on the most critical matters. GB does not have a lead independent director and does not believe one is necessary at this time.

Board's Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Corporation's risks. The Board regularly reviews information concerning our operations, liquidity, competitive position and personnel, as well as the risks associated with each of these. Our Compensation Committee is responsible for overseeing the management of our risks relating to our executive and long-term compensation plans and oversees the Corporation's management of its risks pertaining to potential conflicts of interest and independence of Board members. The Audit Committee oversees the Corporation's management of our risks pertaining to internal controls, adherence to generally accepted accounting principles, and financial reporting. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board will be regularly informed through committee reports about such risks.

Compensation Committee

On July 6, 2016, the Board established the Compensation Committee and approved and adopted a charter (the "Compensation Committee Charter"). The compensation committee is comprised of Leslie Bocskor and Shane Terry, each of whom is independent pursuant to NASDAQ Rule 4200(a)(15). Leslie Bocskor is designated the chairperson of the committee. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee Charter, the primary function of the Compensation Committee is to oversee the compensation of our executives, produce an annual report on executive compensation for inclusion in our proxy statement, if and when required by applicable laws or regulations, and advise the Board on the adoption of policies that govern our compensation programs. The Compensation Committee Charter is filed as Exhibit 10.26 to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 14, 2016.

Audit Committee

On July 6, 2016, the Board established the Audit Committee and approved and adopted a charter (the "Audit Committee Charter") to govern the Audit Committee. The audit committee is comprised of Leslie Bocskor and Shane Terry, each of whom is independent pursuant to NASDAQ Rule 4200(a)(15).  Leslie Bocskor is designated the chairperson of the committee. In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to assist the Board in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions. The Audit Committee Charter is filed as Exhibit 10.25 to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 14, 2016.  At the present time, no member of our board of directors qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

Shareholder Communications with the Board

Mail can be addressed to directors in care of the Office of the Secretary, GB Sciences, Inc., 3550 W. Teco Avenue, Las Vegas, Nevada 89118. At the direction of the Board, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, as decided by the Secretary, will be forwarded to appropriate management personnel.  Trivial items will be delivered to the directors at the next scheduled Board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to "Outside Directors" or "Non-Management Directors" will be forwarded or delivered to the Chairman of the Audit Committee. Mail addressed to the "Board of Directors" will be forwarded or delivered to the Chairman of the Board.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board has appointed Soles, Heyn & Company LLP ("Soles & Heyn") as the Corporation's independent accountants to audit the Corporation's financial statements for the fiscal year ending March 31, 2018 and recommends that shareholders vote for ratification of such appointment.  Although the Board is not required to seek shareholder approval of this appointment, the Board believes it to be sound corporate governance to do so.  Notwithstanding the appointment by the Audit Committee of Soles & Heyn and ratification of that appointment by the shareholders of the Corporation, the Audit Committee may direct the appointment of a new independent accountant at any time during the year if the Board determines that such a change would be in the Corporation's best interest and in the best interests of the shareholders. If the appointment is not ratified, the Audit Committee will investigate the reasons for shareholder rejection and may reconsider the appointment.

Soles & Heyn has served as the Corporation's independent accountants since June 2017.  It is anticipated that a representative from Soles & Heyn will not be present at the Meeting. If a representative from Soles & Heyn is in attendance at the Meeting, it is anticipated that such representative will be available to respond to appropriate questions and to make a statement, if so desired.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF SOLES, HEYN & COMPANY LLPAS THE CORPORATION'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2018.

AUDIT COMMITTEE REPORT

The following Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Audit Committee report by reference therein.

GB Sciences, Inc. strongly values the importance of accurate and transparent financial disclosure and effective internal controls over financial reporting. To that end, the Company is continually working to maintain sound accounting practices, internal controls and risk management practices. The Audit Committee engages and supervises our independent auditors and oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our annual report on Form 10-K for the fiscal year ended March 31, 2017 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments made by management and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with Soles, Heyn & Company LLP ("Soles & Heyn"), the Company's independent auditors, the matters required to be discussed by applicable Public Company Accounting Oversight Board standards. In addition, the Audit Committee has received the written disclosure and the letter from Soles & Heyn required by applicable requirements of the Public Company Accounting Oversight Board regarding Soles & Heyn's communications with the Audit Committee concerning independence, and has discussed with Soles & Heyn its independence.
The Audit Committee discussed with Soles & Heyn the overall scope and plans for the audit. The Audit Committee met with Soles & Heyn, with and without management present, to discuss the results of Soles & Heyn's examinations, evaluations or our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017 filed with the SEC on July 12, 2017.

FEES PAID TO THE INDEPENDENT ACCOUNTANTS

	Fiscal 2017	Fiscal 2016
Audit Fees(1)	$31,000	$17,050
Audit-Related Fees(2)	-	-
Tax Fees(3)	8,310	6,950
Subtotal	39,310	24,000
All other Fees(4)	-	33,600
Total	$39,310	$57,600

(1) Audit Fees – Audit fees billed to the Company in FY 2017 and 2016 include fees billed by Patrick Heyn, CPA for auditing the Company's annual financial statements and reviewing the financial statements included in the Company's Quarterly Reports on Form 10-Q.
(2)Audit-Related Fees – There were no other fees billed by Soles & Heyn or Patrick Heyn, CPA for the last two fiscal years for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements and not reported under "Audit Fees" above.
(3)Tax Fees –Tax fees billed by Lavelle & Associates, CPAs during the last past fiscal year for professional services.
(4) All Other Fees – There were no other fees billed in FY2017 for products and services provided.  Other fees billed in FY 2016 include $33,600 billed by LJ Sullivan Certified Public Accountant, LLC for consulting services related to the Company's Quarterly Reports on Form 10-Q. There were no other fees billed in FY2015 for products and services provided.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS AND CERTAIN BENEFICIAL OWNERS

The following table shows information regarding the beneficial ownership of our common stock by each named executive officer, director and director nominee, by certain beneficial owners and by the executive officers and directors as a group.  Percentage ownership is based on 127,746,691 shares of common stock outstanding as of July 20, 2017. A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the date of this Annual Report upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.
Name of Beneficial Owner(1)	No. of Shares Owned		Percentage of Total Shares Owner
Officers and Directors
Dr. Andrea Small-Howard	1,771,556	(3)	1.39%
John Poss	1,613,889	(4)	1.26%
Leslie Bocskor	350,000	(5)	*(9)
Shane Terry	350,000	(5)	*(9)
Ksenia Griswold	359,445	(6)	*(9)
Directors and officers as a group (five) persons	4,444,890		3.50%
5% Holders:
Lawrence D. Ordower	12,332,700	(7)	9.65%
Craig Ellins	10,811,000	(2)	8.46%
David Ruggieri	8,762,000	(8)	6.86%
Victoria Ruggieri	7,329,333	(10)	5.74%

(1) Unless otherwise noted, the address of each person listed is Growblox Sciences, Inc. 3550 W. Teco Avenue, Las Vegas, NV 89118.
(2) Includes (a) 5,811,000 shares of common stock currently owned of record by Mr. Ellins, and (b) 5,000,000 additional shares of common stock issuable upon exercise of warrant at an exercise price of $0.30 per share. Mr. Ellins retired from the Company on May 8, 2017.
(3) Includes (a) 116,000 shares of common stock currently owned of record by Dr. Small-Howard, (b) options to purchase 455,556 shares of common stock at $0.17 per share exercisable as of the Record Date or within 60 days thereafter, and (c) 1,200,000 additional shares of common stock issuable upon exercise of warrant at an exercise price of $0.30 per share.
(4) Includes (a) 125,000 shares of common stock currently owned of record by Mr. Poss, and (b) options to purchase 1,488,889 shares of common stock at $0.30 per share exercisable as of the Record Date or within 60 days thereafter.
(5) Includes options to purchase shares of common stock at $0.16 per share exercisable as of the Record Date or within 60 days thereafter.
(6) Includes (a) 25,000 shares of common stock currently owned of record by Ms. Griswold, and (b) 334,445 additional shares of common stock issuable upon exercise of warrants or options.
(7) Address is Lawrence B. Ordower, 25 East Washington Street, Suite 1400, Chicago, IL  60602. The 12,332,700 common shares are beneficially owned by Lawrence B. Ordower and by ELGJO, LLC, a limited liability company controlled by Mr. Ordower. The 12,332,700 is made up of (i) 4,990,000 common shares held by Mr. Ordower; (ii) warrants held by Mr. Ordower to purchase an additional 1,230,000 shares of common stock; (iii) 4,788,700 shares of common stock held by ELGJO, LLC; (iv) warrants to purchase an additional 1,324,000 shares of common stock held by ELGJO, LLC.
(8) Address is David Ruggieri 1107 West Marion Ave, Unit 116, Punta Gorda, FL  33950. The total consists of 8,230,000 common shares held by Mr. Ruggieri and warrants to purchase 532,000 shares of common stock.
(9) Less than 1%.
(10) Address is Victoria Ruggieri 511 SE 5th Avenue, Ft. Lauderdale, FL 33301. The total consists of 5,633,333 common shares held by Ms. Ruggieri and warrants to purchase 1,696,000 shares of common stock.

VOTING SECURITIES HELD BY CERTAIN BENEFICIAL OWNERS

The securities entitled to be voted at the Meeting consist of shares of common stock of the Corporation.  Each shareholder is entitled to one vote per each share of common stock owned.  There were 127,746,691 shares of common stock issued and outstanding (exclusive of treasury shares) at the close of business on the Record Date.

DIRECTOR COMPENSATION

Directors are entitled to be reimbursed for reasonable and necessary expenses incurred on behalf of the Company. Independent directors are paid $25,000 annually with an additional $1,000 for each meeting attended.  The compensation is payable in cash or stock at the election of the Company.

EXECUTIVE COMPENSATION

The following summary compensation table reflects all compensation awarded to, earned by, or paid to the Chief Executive Officer, Chief Innovation Officer and Chief Science Officer for all services rendered to us in all capacities during each of the years ended March 31, 2017 and 2016.

Summary Compensation Table

Name and Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Total
John Poss, CEO, COO and Director	2017	$147,692	$32,000	$41,250	$399,866	$620,808
	2016	55,055		-	179,585	234,640
Craig Ellins, CIO and Chairman	2017	106,154	27,000	41,538	860,000	1,034,692
	2016	137,192		-	(3)	137,192
Dr. Andrea Small-Howard, CSO	2017	84,659	5,500	23,200	342,693	456,052
and Director	2016	63,000		-	-	63,000
Ksenia Griswold, CFO	2017	103,574	5,500	5,000	139,576	253,650
	2016	24,231			26,924	51,155

(1) Represents the grant date fair value of restricted stock awards granted, as calculated in accordance with stock-based compensation accounting standards.  The fair value of each of these awards is based on the closing share price of our stock on the grant date.  Although the table above indicates the full grant date value of the awards in the year which the compensation is considered, the restricted stock granted vests over a three-year period.
(2) Represents the grant date fair value of option awards granted, as calculated in accordance with stock-based compensation accounting standards.  The fair value of these awards is determined under the Black-Scholes option pricing model.  Although the table above indicates the full grant date value of the awards in the year which the compensation is considered, the options granted vest over a three-year period.
(3) Per terms of the Amended Employment Agreement dated June 22, 2015, the executive waived and relinquished all rights to the grant of 3,000,000 shares of the common stock of the Company that was awarded under the Prior Agreement dated June 19, 2014. In lieu of the stock grant the Company issued to the executive a three-year warrant to purchase 5,000,000 shares of the common stock of the Company at an exercise price of $0.45 per share. Thus, 3,000,000 shares of the common stock of the Company award under the June 19, 2014, Agreement were cancelled.

Employment Agreements

John Poss, Chief Executive Officer, Chief Operating Officer, and Chairman of the Board

On August 10, 2015, Mr. Poss, entered into an employment agreement with the Company. The term of employment is one-year subject to automatic extensions for additional one-year periods unless either party chooses to terminate such employment. The Company may terminate the Employment Agreement at any time with or without cause. If the Company terminates the Employment Agreement without cause, Mr. Poss is entitled to three months' severance if the termination takes place during the first year of employment, four months' severance if the termination takes place during the second year of employment and six months' severance if the termination takes place during the third year or a subsequent year of employment. No severance payments are due in the case of a termination for cause. Similar severance provisions apply to a termination by Mr. Poss for good reason but not to a termination by Mr. Poss without good reason. Mr. Poss receives a monthly salary of $10,000 per month. In addition, in August 2015, the Company issued 600,000 options to Mr. Poss under our 2014 Equity Incentive Plan. The options are exercisable upon vesting for a period of 10 years from issuance for the purchase of shares of our common stock at a price of $0.30 per share. The options vest ratably on a monthly basis in equal installments over the course of 30 months commencing on the seventh month of the employment period. In the event that Mr. Poss' employment is terminated for cause or by Mr. Poss without good reason, all unvested options at the time of termination will be cancelled. In the event of a Change of Control, as such term is defined in the 2014 Equity Incentive Plan, all of the options issued to Mr. Poss shall vest immediately. The number of options issuable to Mr. Poss is subject to increase within 6 months of the commencement of Mr. Poss' employment at the discretion of our Board of Directors. At the end of the third year of employment, the compensation payable to Mr. Poss shall be renegotiated in good faith by the parties.

Pursuant to the appointment of Mr. Poss as the Company's President, Chief Executive Officer and Board Member, the Company entered into an Amended and Restated Employment Agreement, effective June 1, 2016.  The agreement will end on May 1, 2017, which end date can be extended upon the mutual agreement of the parties.  Under the agreement Mr. Poss will receive an annual salary of not less than $120,000 and quarterly bonuses equal to the value of 125,000 shares of Growblox common stock.  Bonuses are payable in S-8 stock or cash in the discretion of the Company.  Under the agreement, Mr. Poss will also receive options to acquire 1.4 million shares of the Company's common stock subject to certain vesting requirements.  The option strike price is the market value of the stock on the date the options were granted.

Effective May 8, 2017, following the retirement of Craig Ellins, our Chief Innovation Officer and Chairman of the Board, Mr. Poss, replaced Mr. Ellins as Chairman of the Board.

Craig Ellins, Former Chairman and Chief Innovation Officer

On June 19, 2014 Craig Ellins entered into an amended employment agreement having a three-year term. Mr. Ellins received a salary of $140,000 per annum, year one, $180,000 per annum year two and $240,000 per annum year three. Additionally, he received 3,000,000 shares of the common stock of Growblox which vest over three years in equal 1,000,000 amounts. Effective as of June 19, 2015, Growblox and Mr. Ellins amended and restated the employment agreement with the same compensation terms and cancelling the 3,000,000-share stock grant. In consideration for such forfeiture, Mr. Ellins received a three-year warrant to purchase 5,000,000 shares of Growblox common stock at an exercise price of $0.45 per share, the closing price of Growblox common stock on the date of the restated employment agreement. The warrant contains customary anti-dilution provisions and cashless exercise provisions. The warrant and underlying shares of common stock issuable upon exercise of the warrant are restricted securities as defined by the Rules and Regulations promulgated under the Securities Act of 1933, as amended. The Company may terminate the Employment Agreement at any time with or without cause. If the Company terminates the Employment Agreement without cause, Mr. Ellins is entitled any unpaid base salary accrued through the effective date of termination notice and pay in a lump sum of an amount equal to the product of the sum of the executive's based salary plus the amount of the highest annual bonus or other incentive compensation payment therefore made by the Company to the executive, multiplied by one. In the event of a Change of Control, as such term is defined in the 2014 Equity Incentive Plan, all equity compensation grants not yet vested shall vest immediately.

Effective June 1, 2016, the Board amended compensation arrangements with Mr. Ellins.  Pursuant to the amendment, warrants issued on June 22, 2015, for the purchase of 5,000,000 shares of common stock of the Company at the exercise price of $0.45 per share were cancelled and warrants for the purchase of 5,000,000 shares of common stock of the Company at the exercise price of $0.30 were issued to Mr. Ellins.

Effective May 8, 2017, Mr. Craig Ellins retired from the Company and in connection therewith, resigned his positions of Director and Chairman of the Board of Directors and his position of Chief Innovation Officer for the Company.  John Poss, who replaced Mr. Ellins last year as CEO, will now also serve as Chairman of the Board. Leslie Bocskor, who previously services as independent director will now serve as Vice Chairman of the Board.

Dr. Andrea Small-Howard, PhD, MBA, Chief Science Officer and Director

On June 19, 2014, Dr. Andrea Small-Howard, Chief Science Officer, entered into a three year employment agreement with Growblox. Dr. Small-Howard received a salary at the annual rate of $78,000 and 450,000 shares of restricted common stock that vests over the three-year term of employment. The stock is restricted as defined by the Rules and Regulations promulgated under the Securities Act of 1933, as amended. The Company may terminate the Employment Agreement at any time with or without cause. If the Company terminates the Employment Agreement without cause, Dr. Small-Howard is entitled any unpaid base salary accrued through the effective date of termination notice and pay in a lump sum of an amount equal to the product of the sum of the executive's based salary plus the amount of the highest annual bonus or other incentive compensation payment therefore made by the Company to the executive, multiplied by one. In the event of a Change of Control, as such term is defined in the 2014 Equity Incentive Plan, all of the restricted stock granted to Dr. Small-Howard shall vest immediately. Dr. Small-Howard also received 500,000 of stock options not in connection with her employment agreement, of which 100,000 vested immediately and the remainder vest over three years.

Effective on June 1, 2016, the Company amended its employment agreement with Dr. Small-Howard.  Pursuant to the amendment, Ms. Small-Howard surrendered a stock award for 450,000 shares of common stock in exchange for warrants to purchase 1.2 million common shares at the strike price of $0.30 per share.

Ksenia Griswold, Vice President and Chief Financial Officer

On August 5, 2016, the Company's Board of Directors accepted the resignation of John Poss as Chief Financial Officer of the Company and appointed Ksenia Griswold as the Company's Vice President and Chief Financial Officer. Pursuant to the appointment of Ms. Griswold as the Company's Vice President and Chief Financial Officer, the Company entered into an Amended and Restated Employment Agreement, effective October 7, 2016.  The agreement will end on November 1, 2017, which end date can be extended upon the mutual agreement of the parties.  Under the agreement Ms. Griswold will receive an annual salary of not less than $110,000 and options to acquire 350,000 shares of the Company's common stock subject to certain vesting requirements.  The option strike price is the market value of the stock on the date the options were granted.

Effective April 24, 2017, the Company amended its employment agreement with Ms. Griswold.  Pursuant to the amendment, Ms. Griswold will receive a base salary at the annual rate no less than $160,000 and a quarterly bonus quail to $15,000.

Leslie Bocskor, Vice Chairman of the Board and Chairman of Audit and Compensation Committees

Effective June 1, 2016, the Board of Directors established compensation for Mr. Bocskor to be $25,000 annually with an additional $1,000 for each meeting attended.  The compensation is payable in cash or stock at the election of the Company.  Mr. Bocskor also received options to purchase 450,000 shares of stock which vest over 24 months.  The strike price of the options is $0.16 per share, the market value of the Company's common stock on the date the Mr. Bocskor was elected to the Board.

Effective May 8, 2017, Mr. Bocskor was appointed as Vice Chairman of the Board.

Share Terry, Director and Member of Audit and Compensation Committees

Effective June 1, 2016, the Board of Directors established compensation for Mr. Terry to be $25,000 annually with an additional $1,000 for each meeting attended.  The compensation is payable in cash or stock at the election of the Company.  Mr. Terry also received options to purchase 450,000 shares of stock which vest over 24 months.  The strike price of the options is $0.16 per share, the market value of the Company's common stock on the date the Mr. Terry was elected to the Board.

Outstanding Equity Awards

The following table summarizes the number of shares underlying outstanding equity incentive plan awards for each named executive officer as of March 31, 2017:

Name	Number of shares underlying exercisable options/warrants (3)		Number of shares underlying unexercised options/warrants	Option exercise price ($)	Option expiration date	Market value of shares that have not vested ($) (1)
Craig Ellins	5,000,000	(2)	-	0.30	6/1/2026	-
Andrea Small-Howard	623,035	(4)	576,965	0.30	6/1/2026	207,707
	421,528		78,472	0.17	3/27/2025	28,250
John Poss	280,000		320,000	0.30	8/10/2025	115,200
	855,556		544,444	0.30	6/1/2023	196,000
Ksenia Griswold	36,667		63,333	0.29	11/4/2025	22,800
	27,778		72,222	0.30	6/1/2023	26,000
	175,000		175,000	0.32	10/7/2026	63,000

(1) Based on our closing stock price of $0.36 on March 31, 2017.
(2) Represents a warrant to purchase 5,000,000 shares of common stock at an exercise price of $0.30 per share.
(3) These options were vested at March 31, 2017.
(4) Represents a warrant to purchase 1,200,000 shares of common stock at an exercise price of $0.30 per share..

OTHER INFORMATION

INFORMATION REGARDING THE CORPORATION

Annual Report

This proxy statement is accompanied by our Annual Report on Form 10-K for the fiscal year ended March 31, 2017 (the "Annual Report").  GB Sciences will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Annual Report, as filed with the SEC, including the financial statements and a list of exhibits to the Annual Report.  We will furnish to any such person any exhibit described in the list of exhibits in the Annual Report upon the advance payment of a reasonable fee.   Requests for a copy of the Annual Report and/or any exhibit should be directed to the Chief Financial Officer, c/o GB Sciences, Inc., 3550 W. Teco Avenue, Las Vegas, Nevada 89118 or by telephone at (866) 721-0297.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock (collectively referred to herein as "Reporting Persons"), to file initial reports of ownership and reports of changes in ownership with the SEC.  Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely upon a review of copies of Forms 3, 4 and 5 and amendments thereto furnished to us during our most recent fiscal year, we believe each of the directors, officers and persons who beneficially own more than 10% of our common stock need to file a Form 3 and applicable Form 4's to be in compliance with the reporting requirements of Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS

Employment Agreements

We have entered into employment agreements with Dr. Andrea Small-Howard, John Poss, and Ksenia Griswold as described above under "Executive Compensation".

OTHER MATTERS

Availability of Accountants

Representatives of our auditing firm are not expected to be present at the Meeting. If representatives are present, an opportunity will be provided for the representatives to make a statement, if they desire to do so, and to respond to appropriate shareholder questions.

Deadline for Receipt of Shareholders' Proposals

Stockholders may submit proposals for consideration at future stockholder meetings.  For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the written proposal must be received by our Corporate Secretary, at our principal executive offices, no later than August 15, 2018.  If the date of next year's annual meeting is moved more than 30 days before the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials.  Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Proposals should be addressed to Corporate Secretary, GB Sciences, Inc., 3550 W. Teco Avenue, Las Vegas, Nevada 89118, telephone number (866) 721-0297.   Stockholders may propose director candidates for consideration by our Board.  Any such recommendations should include the nominee's name and qualifications for Board membership and should be directed to our Corporate Secretary at the address set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

John Poss
Chief Executive Officer

GB SCIENCES, INC.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 25, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints John Poss and Ksenia Griswold, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of GB SCIENCES, INC. that the stockholders(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. Pacific time on October 25, 2017, at the Company's executive offices located at 3550 W. Teco Avenue, Las Vegas, Nevada 89118 and any adjournment or postponement of the annual meeting.

The proxies are authorized to vote in their discretion: (i) for the election of any person to the Board of Directors if the nominees named herein becomes unable to serve or for good cause will not serve; and (ii) on other business, if any, as may properly be brought before the meeting or any adjournment or postponement of the meeting for which voting direction is not noted on this proxy.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).  If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.  To indicate your preference, mark [X] in the space provided.

The Board of Directors recommends a vote "FOR" the following proposal:

3. To ratify the appointment of Soles, Heyn & Company LLP as our independent registered public accounting firm for the fiscal year ended March 31, 2018.

[   ] FOR                         [   ] AGAINST                        [   ] ABSTAIN

Date: _____________________

Signature _____________________________ Signature (joint owners)________________________________
Print name ____________________________ Print name                     ________________________________

(Please date this proxy card and sign above exactly as your name appears on this card.  Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustee, etc., should give their full titles.)